Exhibit 10.1

CONSULTING AGREEMENT

This Agreement (“Agreement”) is made as of this 19th day of October, 2008 by and between LIG Assets, Inc., a Nevada corporation having its principal office at 517 Ferris Avenue, Waxahachie, TX 75165 (hereinafter referred to as "Company"), and Jeffrey Love (“Controlling Shareholders”) and Going Public, LLC having its principal office at 12555 High Bluff Drive, Suite 305, San Diego, CA 92130 (hereinafter referred to as "Consultant").

In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company, Controlling Shareholders, and Consultant (collectively, the "Parties") agree as follows:

1. Services.

1.1. Consultant shall prepare all corporate document preparation necessary to achieve a quote listing on the OTC Bulletin Board ("OTCBB"), including corporate structuring, a custom private placement memorandum (PPM) under Rule 506 of Regulation D, filing the S1 registration, blue sky filings if applicable, answering all comments and engaging a market maker to file the Form 211, thus ultimately achieving a quote by such market maker on behalf of the Company. This does not include business plan preparation, corporation set-up, state blue sky fees (if applicable) or financial audit preparation. However, all legal opinions and costs shall be performed by Consultant's attorney at Consultant's expense.

1.2.   Complete financial report preparation and reorganization to meet GAAP and SEC requirements by an experienced public company CFO, in preparation for your auditor.

                                1.3    Six (6) full months of consulting on all financial compliance requirements of Sarbanes Oxley and other financial issues.

1.4.   Introductions to additional Market Makers.

1.5.   Introductions to Investor Awareness (see paragraph 1.11, below) and Investor Relation firms.

1.6.   Introductions To Broker Dealers, Investment Bankers and Underwriters.

1.7.   Introductions to SEC attorneys, PCAOB auditors and other specialized consultants as needed.

1.8.  Review of and consultation regarding terms, structure, and contracts submitted to Company by any of the above introductions and review of and consultation regarding terms submitted by similar professionals whether or not introduced by Consultant.

1.9.   General consulting assistance in securing relationships with all of the above as needed.

1.10. General consulting assistance in structuring and developing the Company and its business plan for flume growth and stability.

1.11. In addition to the other services provided, Consultant hereby agrees to hire an investor awareness company, for a non-invasive investor awareness campaign, including, but not limited to, creation of a professional full-page company profile, such profile to be featured on a high-traffic small cap stock website with a guarantee of a minimum of 300,000 targeted, non-invasive, full-page motile visits. In addition, Consultant may include Company on other stock profile website(s) at our discretion Other services may be provided by other promotional companies in addition to those discussed here, including but not limited to press release re-distribution at Consultant's discretion without notice. Such investor awareness campaign is non-transferable. The obligation of Consultant as per this Paragraph will not be due this Company until Company is publicly traded and until Consultant or it's designees have full unencumbered possession of the equity position discussed in paragraph 2, below, and after such shares are free trading.

2. Compensation

2.1.  Controlling Shareholders hereby agrees to pay a consultation fee of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100.000.00) (US) as per the Addendum attached hereto as Schedule A (the "Cash Fee") to Consultant for services as described in paragraph 1, herein. This Agreement shall become effective upon the signature execution by all parties. This Agreement shall become effective upon the signature execution by all parties. All wires to Going Public are to be sent via the wire instructions, below:

                                2.1.1    Wire instructions
Walls Fargo Bank Dallas, Texas
Routing #121000248
Account #2883986941
Account Name: Going Public, I.LC

2.2.   Company understands and agrees that Consultant and/or Consultant's designees, shall own an equity position equal to TWENTY PERCENT (20%) ("Equity Position") of the total outstanding Company common stock upon becoming publicly trading.

2.4    Consultant may introduce Company to various proprietary and confidential contacts of Consultant ("Contacts"). As such, Should Consultant make an introduction to a Contact, directly or indirectly and the introduction to Contact results in Company going public through a source other then. Consultant and/or the Company receiving funding, all compensation due to Consultant under this Agreement, including but not limited to the Cash Fee and Equity Fee described herein. shall be due to Consultant immediately.

3. Services Not included.

3.1.  This Consulting Agreement does not cover any of your legal cost if you decide to have your own attorney review Consultant's and Consultant's attorney's work.

3.2.  This Consulting Agreement does not cover any of your exchange listing fees, if applicable, audited financial costs, blue sky fees, transfer agent fees, corporate restructuring, corporation formation, online PPM hosting, quarterly reports and other filing fees, and other related ongoing costs associated with being a publicly traded company.

3.3.   General bookkeeping is not included in Consultant's services. Client must have up-to-date accounting books and they must be in good order.

3.4.  Travel expenses related to on-site visits to complete Company's financial reports, including but not limited to airfare and lodging, if applicable.

4. Indemnification. Each of the Parties to this Agreement hereby agree to protect, indemnify, defend and hold harmless the other Party and its affiliated persons or entities from any loss. liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) arising out of or in connection with a third-party claim of any kind against the other Party or its affiliated persons or entities concerning any transactions in which other Party participates as a result of or relating in any way to this Agreement. Notwithstanding the foregoing, Company agrees to indemnify and defend Consultant on any third-party claim arising from any act by Consultant undertaken in good faith in accordance with the terms of this Agreement.

5. Liability. In no event shall Consultant or its affiliated persons or entities be Liable to Company or its affiliated persons or entities for any special, consequential, indirect, incidental or punitive damages or  lost profits,  however caused and on any theory a liability including negligence and strict liability) arising in way out of this Agreement, whether or not Consultant or Company has been advised of the possibility of such damages.

6. Attorney fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be entitled to recover from the other party all actual attorney's fees, expenses, and caste incurred in good faith by the prevailing party. The term "prevailing party" shall include any party who engages counsel and subsequently obtains substantially the result sought, whether by compromise, settlement or judgment.

7. Other Activities. The Company recognizes that Consultant now renders and may continue to render management and other services to other companies, which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, and shall have no obligation to procure or generate a minimum amount of business, revenues, trading volume, or share price increase for Company or its affiliated entities or persons.

8.Duties and Obligations.

                               8.1.   It is important that company and Controlling Shareholders cooperate fully and timely with Consultant so as to enable Consultant to perform he services. As Such, requests for due diligence documents and information will typically be made via email from an employee, agent, consultant, or attorney of Consultant. Company and Controlling Shareholders agree to provide general due diligence documents requested and information to Consultant promptly, but no later than 20 days from the receipt of request.

8.2.   Should Consultant introduce Company to financial firms, Company will act diligently and promptly in reviewing materials submitted to it, and will forward copies of any such materials to Consultants for its review.

8.3.   Company shall complete its audited financials through a PCAOB registered auditor no later than two (2) months from the date of this Agreement

8.4.  If additional shareholders are required to bring total to at least 45, Company agrees to complete a private offering through a Private Placement Memorandum ("PPM") under Regulation D Rule 506 in which the Company sells shares of its stock to investors ("Private Offering'). Company agrees to complete the Private Offering no later than 45 days from the first day the PPM is received by Company. The amount of funds to be raised and the price per share can be determined by the Company, but Company agrees to a minimum investment of 10,000 shares at a minimum of two cents ($.02) per share ($200 investment) and shall sell to enough investors to bring the total shareholders up to 45 or more. Real consideration must be received from each investor.  Company shall familiarize themselves with the rules of the Regulation D Rule 506 Offering, which are set forth inn, the PPM. Company must keep careful records of all checks, subscription agreements, etc. for all investors. If any of the investors are United States shareholders., simultaneously with the offering, state securities filings must be undertaken in each state in which the offering is being sold to, which Consultant will file for Company (fee must be paid separately by Company for each state where investor lives). It is Company's responsibility to immediately notify of and pay Consultant for each new state where the Rule 506 offering has been sold upon receipt of payment and subscription agreement from investor so that Consultant can file and pay the appropriate state blue sky fees on behalf of Company.

8.5.   Should Company receive zero down financing from Consultant; Company will immediately give written notice to Consultant of any change in the Company's financial condition, or in the nature of its business or operations which had or might have an adverse effect on its operations, assets, properties or prospects of its business. Company will also inform Consultant of any outside parties that are a potential investment, funding, merger or acquisition candidates and forward copies of any such materials to Consultant for its review. Company will give full disclosure of all material facts concerning Company to Consultant and update such information cm a timely basis.

8.6.     The Company and Controlling Shareholders hereby agree that Company will pay all compensation due Consultant under the provisions of this Agreement, immediately when due

 9. Representations and Warranties. Company represents and warrants to Consultant as follows:

9.1.   The Company and its Controlling Shareholders have full power and authority to execute this Agreement and to perform all of its obligations hereunder.

9.2.  This Agreement has been duly executed by all duly authorized Controlling Shareholders and the Company and is a legal and binding agreement of Company enforceable against Controlling Shareholders and Company in accordance with its terms.

9,3.  The Company hereby represent that neither the Company, nor any of its shareholders have been convicted of any felony and/or any securities infractions whatsoever that have not been already disclosed to Consultant in writing.

9.4.   The business and operations of Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not rattle in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Company or cause acceleration under any arrangement, agreement or other instrument to which Company is a party or by which any of its assets are bound. Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

9.5.  The due diligence questionnaire attached hereto and entitled "Schedule B—Confidential Due Diligence Form", has been duly executed by an authorized Controlling Shareholder who has the full power and authority to execute such attestation, and hereby attests to its accuracy and completeness.

                 10. Miscellaneous.

10.1. Company understands that, although Consultant's services may include general advice and consultation regarding general legal topics relating to the consulting services to be rendered, particularly with impact to areas of financial expertise of Consultant, the services rendered by Consultant do not include the rendition of professional legal services or any specific legal service, advice or consultation by Consultant or its employees.

                               10.2. Company understand that Consultant is not an underwriter or broker dealer and that it performs no underwriting function. Company further understands that Consultant's only function with relation to any potential funding is as an introducing party. Consultant shall not negotiate on behalf of Company with regard to potential funding terms, nor will Consultant engage in sales efforts on behalf of Company with regard to funding sources. Company shall not offer cash or other compensation incentives to Consultant as enticement to engage in sales efforts cm behalf of Company with potential funding sources and Consultant shall not accept compensation for introductions to or performance of finding sources. If introductions to funding sources are made to Company by Consultant, Company understands and agrees that it is the Company's responsibility to have its own independent counsel review all potential funding terms documents and agreements submitted to Company from funding sources and that Constant shall not be held responsible in any way for any terms of the agreements, actions, inactions, performance or lack thereof, or possible wrongdoings of the Funding Sources or other introductions it makes to Company.

                               10.3 Company understands that there are significant ongoing fees and costs related to a ‘listing’ on the OTC Bulletin Board ("OTCBB") including but not limited to audited financials, filings, requirements of the Sarbanes-Oxley Act (if fully reporting) and other increases legal and accounting fees that come from other enhanced requirements related to trading on the OTCBB.

10.4. If Company has no revenues or extremely low revenues, Company understands that they will need to show proof to FINRA and/or SEC that they are a legitimate operation company. As such, Company understands that they may potentially need to show "proof" of real efforts to enact its business plan.

                 11.  Non-Circumvention and Non-Disclosure

11.1.Company and its Controlling Shareholders hereby acknowledge and agree that all introductions effected by Consultant are the proprietary property of Consultant and integral to its income. Company and  controlling Shareholders further agree not to disclose or otherwise reveal, to any third party, any introductions or other confidential information provided by emulation, particularly that concerning band managers or other funding sources, market makers, investor relations Elms, broker dealers, investment tankers, underwriters, SEC attorneys, SEC accountants, and other consultant's names, addresses, telex/fax/telephone numbers or other means of access thereto, including bank information, codes or references and/or such information, provided to Company on a confidential or privileged basis, without the specific, formal and written consent of Consultant. Any and all names, addresses, telex/fax/telephone numbers, bank information, codes or references provided shall be presumed to be confidential and shared on a need to know basis' only with those subject to a like non-circumvention non-disclosure Agreement except where otherwise agreed to in writing or required by law.

11.2. Company and its controlling shareholders hereby irrevocably agree not to circumvent, avoid, bypass, or obviate Consultant or .any of Consultant's associates, including but not limited to employees or agents of Company, market makers, funding sources, investor relations firms, broker dealers, investment bankers, underwriters. SEC attorneys, SEC accountants, and other consultant's of Consultant, directly or indirectly, to avoid payment of foes Of commissions in any transaction with any corporation, partnership, or individuals, revealed by Consultant to Company (excluding those previously known to Company), in conjunction with any project, transaction, or any loans, or collateral, or funding or addition, renewal, extension, rollover, amendment, renegotiation, new contracts, parallel contracts/agreements, or third party assignments thereof.

              12. Piggy-Back Registration Rights Company agrees that if it proposes to register its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), including a. registration affected by the Company for shareholders, the Company shall, at such time, promptly give Consultant written notice of such registration, if Consultant or its designees hold shares of restricted stock. Upon the written request of Consultant given within twenty (20) days after mailing of such notice buy the Company, the Company shall cause to register under the Securities Act, at Company's expense, all restricted shares of the Consultant, or Consultant's designees or transferees requested by the Consultant to be registered.

             13.  Dilution of Consulting by Reverse Split with Subsequent Issuance of Stock.  Company agrees that it will not cause Consultant to suffer any dilution of its percentage ownership of Company's shares as a result of any restructuring of the Company's stock through reverse share split corresponding or followed with a share issuance. Should Company conduct a reverse share split and corresponding or following issuance of shares, Consultant will be issued shares so as not to cause Consultant to suffer any dilution of its percentage ownership.

             14. Notice. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or emailed or sent via facsimile with hard copy to follow.

If to consultant:                    Going Public, LLC
12555 High Bluff Drive, Suite 305
San Diego, California.92130
Attention: Lauren Fishman
Telephone: 858-481-8818
Facsimile: 858-481-1811
E-mail: info@gopublic.bz

If to Company:                     LIG Assets, Inc.
517 Ferris Avenue,
Waxahachie, TX 71165
Attention: Jeffrey Love, CEO
Telephone: 972-935-9400
Facsimile: 972-937-5683
jefflove@whitlockandlove.com

               15  Confidentiality. Company and Controlling Shareholders agree not to directly or indirectly disclose to any other person or entity any of the terms of this Consulting Agreement ("Terms"). Company hereby agrees to safeguard such Terms at all times so that they are not exposed to, or taken by any unauthorized person. If it should become necessary to disclose the relationship created by this Agreement, then such disclosure shall not include the Terms of compensation, unless required by law. it is understood that, with regard to possible Funding introduced to Company by Consultant, if applicable, Consultant, at its discretion, may make one or more public announcement of the terms and specifics of Funding secured for the Company, and such announcement may include, but shall not be limited to, the amount of the Funding agreement, the type and specifics of Funding, the relationship between Consultant and Company, the name of the Funding Source and the name of the Company.

16. Termination end Survival.

16.1. This Agreement will become effective ("Effective Date") upon Consultant's receipt of :Fully executed contract, and will terminate two years from the date of this Agreement, or upon fulfilling all services described in Paragraph 1, herein, whichever occurs first

16.2. The terms and conditions of paragraphs 2 through and Including ail paragraphs prior to this section shall survive termination of this Agreement

17. General Provisions

17.1.  Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                               17.2. Severability. If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

                               17.3. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties.

17.4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement, and any and all other written or oral agreements existing between the Parties before the Effective Date of this Agreement with, respect to the subject matter of this Agreement are expressly cancelled.

17.5. Modification of Agreement. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all Parties.

17.6 Binding Effect. Subject to any restrictions on assignment contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors, and assigns.

17.7 Nonwaiver. Any failure by any Party to enforce any part of this Agreement shall not be deemed a waiver by such Party of its right to enforce this Agreement according to its terms and applicable law. No waiver of any breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

17.8 No Assignment. Neither Party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement, which consent may not be unreasonably withheld.

17.9 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument. A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

17.10. Waiver of Trial by Jury. The Parties to this Agreement hereby agree that any suit, action or  proceeding, whether claim or counterclaim, brought or instituted by either of  the Parties on or with respect to this Agreement shell be tried only by a court and not by a jury. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Company and its Controlling Shareholders acknowledge and agree that Consultant would not enter into this Agreement if this waiver of a jury trial were not part of this Agreement.

17.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California, excluding its conflict of laws rules. The Parties agree that a substantial amount of services under the Agreement will be performed in San Diego County, and hereby submit to, and waive any objection to, the jurisdiction of California and the venue of San Diego County for the purposes of any litigation arising out of or relating to this Agreement

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Consulting Agreement to be executed on the day and year first above written.

LIG Assets, Inc.

By: /s/ Jeffrey Love
       Jeffery Love, Its CEO

CONTROLLING SHAREHOLDER.

By: /s/ Jeffrey Love
       Jeffery Love, Its CEO

Consultant

/s/  Lauren Fishman
By:
Its:

Schedule A

ADDENDUM TO CONSULTING AGREEMENT

1)
This agreement, signed this 19th day of October, 2008 is an addendum to the Consulting Agreement signed by Jeffrey Love ("Controlling Shareholders") whereby Going Public, LLC ("Consultant") will convert LIG Assets, Inc. (the "Company") to a publicly traded entity and whereby Consultant has agreed to provide zero down financing to Company and its Controlling Shareholders for payment for Consultant's services.

2)	NOTE PAYMENT: $100,000.00 (the "Note") is to be paid via wire transmission no later than September 19, 2009 ("Maturity Date").

3)
INTEREST: Interest shall be paid by Company to Consultant monthly at the rate of 1% of the principal amount per calendar month ("Interest") starting the first date of the Consulting Agreement and then each month thereafter on the same day of each month until the Note is paid in full.

4)
The Company and its Controlling Shareholders agree to transfer a controlling interest of shares of the Company's common stock ("Controlling Interest") to be held in escrow (in name of Controlling Shareholder with signature medallion guaranteed stock powers) by Anslow & Jaclin, LLP ("Escrow Shares") until the Note and all interest, as described herein, is paid in full (the "Restriction Period"). During the Restriction Period, Controlling Shareholders and Company will retain voting rights, but agree that the Escrow Shares shall not be traded. Upon the Note being repaid including all interest, the Restriction Period shall end, and the Escrow Shares shall be immediately delivered to the Controlling Shareholders.

5)
For valuable consideration, the Controlling Interest (including any subsequent forward or reverse splits and/or dividends) and all the business assets of Company and personal assets of Controlling Shareholders shall be held as collateral by Consultant until Company becomes publicly traded. Once Company is publicly trading, the business assets of Company and personal assets of Controlling Shareholders will he released and Consultant shall only retain the Controlling Interest as collateral until the Note and all interest is paid In full.

6)
In the event full payment of the Note, including all unpaid Interest is not made by the Maturity Date, at Consultant's option, the total shares owned by Controlling Shareholders or assigns shall he forfeited to Consultant as payment in lieu of the balance due in full.

7)
In the event that Controlling Shareholders' company does not achieve an OTC listing within 365 days after signing of this contract and the failure is due to the willful actions or inactions of Controlling Shareholders or due to other legal, securities related issue, regulatory, or others issue of its shareholders, officers, or employees that prevent them from getting approval and listing, if the Note has not been paid in full, including all interest accrued, the total of Controlling Shareholders' stock and all of the personal assets and assets of the Company owned by Controlling Shareholders will be assigned to Consultant.

8)	All appropriate UCC filings shall be made to secure the consultation fee as outlined above.

9)	In addition, Company and Controlling Shareholders shall sign a Secured Note In the amount described herein as the Note amount, which shall set forth the details of this Note.

10)	The terms of this addendum can be modified, changed, extended at any time by mutual agreement in writing.

[SIGNATURE PAGE FOLLOWS]

Schedule A

ADDENDUM TO CONSULTING AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Addendum Consulting Agreement to be executed on the day and year first above written.

CONTROLLING SHAREHOLDER.

By: /s/ Jeffrey Love
       Jeffery Love, Its CEO

Consultant

/s/   Lauren Fishman
By:
Its: